UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2006

Corrections Corporation of America

(Exact name of registrant as specified in its charter)

Maryland	001-16109	62-1763875

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

10 Burton Hills Boulevard, Nashville, Tennessee 37215

(Address of principal executive offices) (Zip Code)

(615) 263-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
Item 7.01. Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-99.1 PRESS RELEASE 01/18/06
EX-99.2 PRESS RELEASE 01/18/06

Item 2.02. Results of Operations and Financial Condition

     On January 18, 2006, Corrections Corporation of America (the “Company”) issued a press release in which it announced that it expected fourth quarter and full year 2005 results to meet previously announced expectations, excluding the effect of the non-cash charge associated with the accelerated vesting of certain employee stock options announced in December 2005. The press release is furnished herewith as Exhibit 99.1.

Item 7.01. Regulation FD Disclosure

     On January 18, 2006, the Company announced that it intends to make a public offering of $150 million of its new Senior Notes due 2014. The Senior Notes will be sold under an automatically effective shelf registration statement filed by the Company with the Securities and Exchange Commission. The press release is furnished herewith as Exhibit 99.2.

     As part of the release described in Item 2.02, the Company also announced that it is in the process of arranging a proposed new $150 million senior secured revolving credit facility. The press release is furnished herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

     (c)  The following exhibits are furnished as part of this Current Report:

Exhibit 99.1 - Press Release dated January 18, 2006
Exhibit 99.2 - Press Release dated January 18, 2006

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 18, 2006	CORRECTIONS CORPORATION OF AMERICA

By: /s/ Irving E. Lingo, Jr. Irving E. Lingo, Jr. Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 18, 2006
99.2	Press Release dated January 18, 2006